UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

Soho House & Co Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand
London, United Kingdom		WC2R 1EA
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SHCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2023, Soho House & Co Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at 11:00 a.m. Eastern Time (4:00 p.m. British Summer Time) virtually via live webcast. Two items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Three Class II Directors and Two Class III Directors

Each of Mark Ein, Yusef D. Jackson and Ben Schwerin was elected to serve as a Class II director to hold office until the Company’s 2026 annual meeting of stockholders. Each of Alice Delahunt and Bippy Siegal was elected to serve as a Class III director to hold office until the 2024 annual meeting of stockholders. Votes were cast as follows:

	For	Abstained/Withheld	Broker Non-Votes
Mark Ein	1,428,018,934	3,581,254	5,445,881
Yusef D. Jackson	1,431,515,695	84,493	5,445,881
Ben Schwerin	1,431,536,055	64,133	5,445,881
Alice Delahunt	1,428,161,077	3,439,111	5,445,881
Bippy Siegal	1,427,395,370	4,204,818	5,445,881

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of BDO LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 by the following vote:

For	Against	Abstain	Broker Non-Votes
1,437,006,929	25,978	13,162	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Soho House & Co Inc.

Date:	June 27, 2023	By:	/s/ Ben Nwaeke
Ben Nwaeke, Chief Legal Officer